RE/MAX Holdings Postpones Third Quarter Earnings Release And Conference Call

DENVER, Nov. 2, 2017 /PRNewswire/ -- RE/MAX Holdings, Inc. (the "Company" or "RE/MAX Holdings") (NYSE: RMAX), parent company of RE/MAX, one of the world's leading franchisors of real estate brokerage services, and Motto Mortgage ("Motto"), an innovative mortgage brokerage franchise, today announced the Company will delay its third quarter 2017 earnings release and conference call pending further work in connection with the internal investigation described further below.

In October 2017, the Board of Directors appointed a special committee of independent directors (the "Special Committee") to investigate allegations concerning actions of certain members of the Company's senior management including an allegation of a previously undisclosed loan of personal funds from David L. Liniger, the Company's Co-Chief Executive Officer and Chairman, to Adam M. Contos, the Company's Co-Chief Executive Officer, and allegations of wrongdoing in employment practices and conduct. These matters could constitute violations of the Company's codes of ethics and business conduct and policies.

Messrs. Liniger and Contos have confirmed the existence of the personal loan for the purchase of a residence in the amount of $2.375 million at a below market interest rate, certain other personal transactions in the form of cash and non-cash gifts, and that no Company funds were used or otherwise involved in any of these transactions.

The Special Committee is conducting an investigation with the assistance of independent outside advisors. Management of the Company does not currently believe material adjustments to its previously issued financial statements are required as a result of the loan and gift transactions described above. However, the investigation by the Special Committee is ongoing and the Company is currently unable to predict the outcome or the timing of its completion.

The Company is working diligently on this matter and will, as soon as practicable, make a further announcement regarding the updated timing of the third quarter earnings release and conference call to review financial results for the quarter ended September 30, 2017. The Company may not be in a position to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 (the "Form 10-Q") by the November 9, 2017 due date. If the Company is unable to timely file its Form 10-Q, it will file the required notice with the SEC on Form 12b-25, as well as a Current Report on Form 8-K in connection with any NYSE notice of noncompliance regarding the listing requirements for timely filing of annual and interim reports.

Business Update and Outlook

The Company remains confident in its strategy and long-term business plan. The Company's total agent count grew 5.7% year-over-year to 117,568 agents as of September 30, 2017, and it recently sold its 50th Motto Mortgage franchise inception to date. Additionally, the Company expects to achieve its previously announced revenue guidance for the quarter ended September 30, 2017, despite waiving approximately $1.7 million of certain fees for hurricane-impacted associates during the third quarter.

About the RE/MAX Network

RE/MAX was founded in 1973 by David and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Over 115,000 agents provide RE/MAX a global reach of over 100 countries and territories. Nobody sells more real estate than RE/MAX as measured by total residential transaction sides.

RE/MAX, one of the world's leading franchisors of real estate brokerage services, and Motto Mortgage, an innovative mortgage brokerage franchise, are subsidiaries of RMCO LLC, which is controlled and managed by RE/MAX Holdings, Inc. (NYSE: RMAX).

Forward-Looking Statements

This Current Report on Form 8-K includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "believe," "intend," "expect," "estimate," "plan," "outlook," "project" and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. These forward-looking statements include statements regarding the ongoing investigation including descriptions of its scope, timing and impact, expectations about the Company's reporting of its results and filing its Form 10-Q for the quarter ended September 30, 2017, potential violations of the Company's codes of ethics and business conduct and policies, the Company's belief that the financial statement impact of the loan and gift transactions will not have a material effect on its previously reported financial statements and the Company's business update and outlook. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, without limitation, (1) the uncertainty of the scope of the internal investigation of the Special Committee, and its ultimate findings, as well as the timing of its completion and costs and expenses arising out of the investigation process and its results, (2) the impact of the internal investigation on the Company, its management and operations, including financial impact as well as any litigation or regulatory action that may arise from the investigation, any of which may result in a material adverse effect on the Company, (3) the existence and identification of control deficiencies, including disclosure controls as well as any material weaknesses in internal control over financial reporting, and any impact of such control deficiencies as well as the associated costs in remediating those control deficiencies, (4) findings of misconduct or other inappropriate activities by members of our senior management, including violations of Company policies and procedures, and (5) reputational damage that the Company may suffer as a result of the matters being investigated by the Special Committee, as well as those risks and uncertainties described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company's website at www.remax.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

CONTACT: Investors, Andy Schulz, (303) 796-3287, aschulz@remax.com, or Media, Pete Crowe, (303) 796-3815, pcrowe@remax.com